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                                                                EXHIBIT 10.6.3.4

                               For Bank Use Only           Reviewed by__________

                               Due DECEMBER 15, 2006

                               Customer #     1105510939 Loan #   83

                                     AMENDMENT TO LOAN AGREEMENT AND NOTE

         This amendment the ("Amendment"), dated as of the date specified below, is by and between the borrower (the "Borrower") and the bank (the "Bank") identified below.

                                                               RECITALS

         A. The Borrower and the Bank have executed a Loan Agreement (the "Agreement") dated MARCH 23, 2000 and the Borrower has executed a Note (the " Note "), dated FEBRUARY 15, 2001, either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the "Loan Documents"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $5,500,000.00, as may be amended from time to time.

         B. The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

         C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

                               TERMS OF AGREEMENT

         In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

         [X] Change of Maturity Date. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with "DECEMBER 15, 2006".

         [ ] Change in Maximum Loan Amount. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with "$_____", which evidences an additional $____ available to be advanced subject to the terms and conditions of the Agreement and Note.

         [ ] Temporary Increase in Maximum Loan Amount. If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from $_______________ to $_________ effective ___________ through __________ annually. On ___ through _______annually, the maximum principal amount that may be borrowed thereunder shall revert to $____ and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

         [ ] Change in Multiple Advance Termination Date. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with " ____ ".

         Change in Financial Covenant(s).

         (i) ___ If checked here, all references to "$____________" in the Agreement as the minimum Net Working Capital amount are hereby deleted and replaced with "$______________" for the period beginning _________and thereafter.
         (ii) ___ If checked here, all references to "$___________" in the Agreement as the minimum Tangible Net Worth amount are hereby deleted and replaced with "$__________"for the period beginning __________ and thereafter.
         (iii) ___ If checked here, all references to "___________" in the Agreement as the maximum Debt to Worth Ratio are hereby deleted and replaced with "____________" for the period beginning ____________and thereafter.
         (iv) ___ If checked here, all references to "_________" in the Agreement as the minimum Current Ratio are hereby deleted and replaced with "____________" for the period beginning _____________and thereafter.
         (v) ___ If checked here, all references to "$_____________" in the Agreement as the maximum Capital Expenditures amount are hereby deleted and replaced with "$__________" for the period beginning _____________ and thereafter.

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         (vi) ___ If checked here, all references to "_______" in the Agreement as the minimum Cash Flow Coverage Ratio are hereby deleted and replaced with "______________" for the period beginning ___________ and thereafter.
         (vii) ___ If checked here, all references to "$____________" in Agreement as the maximum Officers, Directors, Partners, and Management Salaries and Other Compensation amount are hereby deleted and replaced with "$__________" for the period beginning _______________ and thereafter.

         [ ] Change in Payment Schedule. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:


Dated as of  FEBRUARY 22, 2005
                                                HI-SHEAR TECHNOLOGY, CORP.
(Individual Borrower)                            Borrower Name (Organization)
_____________________________________          a DELAWARE Corporation

Borrower Name ________________N/A____       By: /s/ George W. Trahan
                                                --------------------------------
                                            Name and Title:  GEORGE W. TRAHAN,
                                                    PRESIDENT/CEO
_____________________________________
                                            By:  /s/ Gregory J. Smith
                                                --------------------------------
                                            Name and Title:  GREGORY J. SMITH,
                                                     V.P. FINANCE/CFO

Borrower Name ______________N/A______

Agreed to:
   U.S. BANK N.A.
   --------------
By:  /s/ Debra Sandford
    -----------------------
Name and Title:  DEBRA SANDFORD
                 SENIOR VICE PRESIDENT
                 ---------------------